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                                                                       EXHIBIT 1


                                   $75,000,000

                             Black Hills Power, Inc.

                  First Mortgage Bonds, ___% Series AE Due 2032

                             UNDERWRITING AGREEMENT

August __, 2002

ABN AMRO Incorporated
55 East 52nd Street
New York, New York  10055

Ladies and Gentlemen:

     Black Hills Power, Inc., a South Dakota corporation (the "Company"), proposes to issue and sell to ABN AMRO Incorporated (the "Underwriter") $75,000,000 principal amount of its First Mortgage Bonds, ___% Series AE Due 2032 (the "Securities") to be issued pursuant to the provisions of the Restated and Amended Indenture and Deed of Trust, dated as of September 1, 1999, as supplemented by the First Supplemental Indenture, dated as of August __, 2002 (collectively, the "Indenture"), each between the Company and JPMorgan Chase Bank, as trustee (the "Trustee").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement." The prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus."

     1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

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     (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

     (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

     (d) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"); all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except (i) for the capital stock or partnership or limited liability company interests, as the case may be, of those subsidiaries of Black Hills Energy Capital, Inc. which are not owned free from liens, encumbrances and defects as a result of the consummation of certain project finance transactions or (ii) as disclosed in the Prospectus.

     (e) This Agreement has been duly authorized, executed and delivered by the Company.

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     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (h) The execution, delivery and performance of this Agreement, the Indenture and the Securities, and the issuance and sale of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (i) and (ii) for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

     (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Indenture, in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and such as may be required under state securities laws.

     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (k) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

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     (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (n) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (o) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and defensible title to all interests in oil and gas properties owned by them and good and marketable title to all other real properties and all other properties and assets owned by them that are material to the Company and it subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as described in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and it subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (p) The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect.

     (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

     (r) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or

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conflict with asserted rights of others with respect to any Intellectual
Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect.

     (s) Arthur Andersen LLP, who have certified the financial statements of the Company and certain subsidiaries of the Company incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder. The historical financial statements incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

     (t) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (u) The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). (v) The Company is a subsidiary of a public utility holding company that is exempt from regulation under the Public Utility Holding Company Act of 1935 ("PUHCA") (except for Sections 9(a)(2) and 10 thereof) pursuant to Section 3(a) of PUHCA.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company $75,000,000 principal amount of Securities at _____% of their principal amount (the "Purchase Price") plus accrued interest, if any, from August __, 2002 to the date of payment and delivery.

     3. Terms of Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at ____% of their principal amount (the "Public Offering Price") plus accrued interest, if any, from August __, 2002 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of ____% of their principal amount under the Public Offering Price, and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of their principal amount, to the Underwriter or to certain other dealers.

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     4. Payment and Delivery. Payment for the Securities shall be made by wire or other immediately available funds to the order of the Company at 10:00 A.M., local time, on August __, 2002, or at such other time on the same or such other date, not later than August __, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for the Securities shall be made against delivery to you for your account of the global certificate representing the Securities registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid. Such certificate shall be made available to the Underwriter at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, for inspection and packaging not later than at least 24 hours prior to the Closing Date.

     5. Conditions to the Underwriter's Obligations. The obligations of the Company to sell the Securities to the Underwriter and the obligations of the Underwriter to purchase and pay for the Securities are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York time) on the date hereof.

     The obligations of the Underwriter are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that:

          (i) the condition set forth in clause (a)(i) above has been satisfied;

          (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and

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          (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by the principal executive officer of the Company and the principal financial officer of the Company, to the effect that:

          (i) such officers have reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Company's Quarterly Report on Form 10-Q and Amendment No. 1 to the Company's Quarterly Report on Form 10-Q/A, each for the quarter ended March 31, 2002 (collectively, the "Reports");

          (ii) based on such officers' knowledge, the Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

          (iii) based on such officers' knowledge, the financial statements, and other financial information included in the Reports, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Reports;

          (iv) such officers (A) are responsible for establishing and maintaining internal controls, (B) have designed such internal controls to ensure that material information relating to the Company and its consolidated subsidiaries is made known to such officers by others within those entities, particularly during the period in which the periodic reports are being prepared and (C) have evaluated the effectiveness of the Company's internal controls as of a date within 90 days prior to the date of each Report; and

          (v) such officers have disclosed to the Company's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function) (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     (d) The Underwriter shall have received on the Closing Date an opinion of Steven J. Helmers, Esq., general counsel of the Company, dated the Closing Date, to the effect that:

          (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the

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     Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

          (ii) each subsidiary of the Company set forth on Schedule A hereto (each, a "Subsidiary") has been duly incorporated or ---------- organized, as the case may be, and is an existing corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (iv) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (v) the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being

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     registered pursuant to any other registration statement filed by the
     Company under the Securities Act;

          (viii) to such counsel's knowledge, the Company and each of its subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus and such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

          (ix) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under South Dakota law, PUHCA or the Federal Power Act, as amended ("FPA"), for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and such as may be required under state securities laws;

          (x) the execution, delivery and performance of this Agreement, the Indenture and the Securities and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, PUHCA or FPA, any rule, regulation or, to such counsel's knowledge, order of any governmental agency or body relating to PUHCA or FPA or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to PUHCA or FPA;

          (xi) the descriptions under the headings "Risk Factors" and "Black Hills Power, Inc." in the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown;

          (xii) to such counsel's knowledge, except as disclosed in the Prospectus, the Company and each subsidiary of the Company (i) is in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect; and

          (xiii) the Company is a subsidiary of a public utility holding company that is exempt from regulation under PUHCA (except for Sections 9(a)(2) and 10 thereof) pursuant to Section 3(a) of PUHCA.

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     In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the laws of the State of South Dakota, PUHCA and FPA. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

     (e) The Underwriter shall have received on the Closing Date an opinion of Conner & Winters, P.C., special counsel for the Company, dated the Closing Date, to the effect that:

          (i) the Indenture has been duly qualified under the Trust Indenture
     Act;

          (ii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (iii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws;

          (iv) the execution, delivery and performance of this Agreement, the Indenture and the Securities and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or, to such counsel's knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) to such counsel's knowledge, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or
     (C) the charter or by-laws of the Company, except in the case of clauses
     (A) and (B) for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect;

          (v) the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion (based solely upon a telephonic confirmation from a representative of the Commission), the additional Registration Statement (if any) filed pursuant to Rule 462(b) under the Securities Act was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the

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     Securities Act and the applicable rules and regulations of the Commission thereunder; and

          (vi) the descriptions (A) under the headings "Description of the Bonds and Mortgage" and "Underwriting" in the Prospectus and (B) in the Registration Statement in Item 15, in each case, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Prospectus or that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed, and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except and to the extent stated in subparagraph (vi) of this Section 5(e)), on the basis of the foregoing, nothing has come to the attention of such counsel that cause them to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America (other than PUHCA and FPA) and the laws of the State of Oklahoma. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

     (f) The Underwriter shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter.

     (g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

     (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

     (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any such jurisdiction.

     (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Underwriter.

     (g) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants, the Underwriter's counsel and of the Trustee and its counsel; (iv) the qualification of the Securities under state securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (v) the printing and delivery to the Underwriter in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriter of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

     7. Indemnity and Contribution.

     (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with section 7(a) hereof.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the

Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Securities.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, a general moratorium on commercial banking activities in New York or in Chicago shall have been declared by either Federal, New York or Illinois State authorities or there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in any such case, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

     9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     Any notice under this Section 9 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

     10. Notices. Except as otherwise provided in Sections 8 and 9 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at 625 Ninth Street, Rapid City, South Dakota 57701, Attention: Steven
J. Helmers, Esq. (fax: 605-721-2550), with a copy to Conner & Winters, P.C., 3700 First Place Tower, 15 East 5th Street, Tulsa, Oklahoma 74103, Attention:
Robert J. Melgaard, Esq. (fax: 918-586-8548) or (b) if to the Underwriter, at the offices of ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055, Attention: Legal Department (fax: 212-409-7073), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036,
Attention: Vincent J. Pisano, Esq. (fax: 917-777-2718), or in any case to such other address as the person to be notified may have requested in writing.

     11. Successors. The Agreement is made solely for the benefit of the Underwriter, the Company, their directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from the Underwriter of any of the Securities in his status as such purchaser.

     12. Partial Unenforceability. In any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                        Very truly yours,

                                        BLACK HILLS POWER, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

Accepted as of the date hereof:


ABN AMRO INCORPORATED



By:_______________________________
   Name:
   Title:

                                                                      SCHEDULE A
                                                                      ----------

                              Certain Subsidiaries
                              --------------------